EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S-3 (File No.’s 333-89347, 333-85219, 333-85061, 333-42532, 333-72282, 333-90628, 333-102645, 333-105444 and 333-109293) and Form S-8 (File No.’s 333-45253, 333-64525, 333-46589, 333-52799, 333-72425, 333-79007, 333-52805, 333-56133, 333-08775, 333-37041, 333-33943, 333-18975, 333-18977, 333-08783, 333-81751, 333-87685, 333-88201, 333-87151, 333-84981, 333-80267, 333-08789, 333-08793, 333-08801, 333-23043, 333-42475, 333-31400, 333-31738, 333-40992, 333-43184, 333-64188 and 333-109947) of Lucent Technologies Inc. of our report dated October 22, 2003, except for the second paragraph of Note 10, as to which the date is November 24, 2003 and except for Note 14, as to which the date is April 19, 2004, relating to the consolidated financial statements, which appears in this Current Report on Form 8-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey

June 17, 2004